UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 12, 2010

ELECTROMED, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	001-34839	41-1732920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Sixth Avenue NW
New Prague, MN  56071
(Address of Principal Executive Offices)(Zip Code)

(952) 758-9299
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

On August 12, 2010, Electromed, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Feltl and Company, Inc. (“Feltl”), pursuant to which the Company agreed to sell to Feltl, as underwriter of the Company’s initial public offering, 1,700,000 shares of Company common at a price of $3.70 per share, which represents a $4.00 per share price to the public less an underwriting discount of 7.5%. Pursuant to the Purchase Agreement, Feltl also has a 45-day option to purchase up to 255,000 shares of Company common stock to cover over-allotments, if any. The shares have been registered for sale pursuant to a registration statement on Form S-1 (Registration No. 333-166470), filed with the Securities and Exchange Commission and declared effective on August 12, 2010.

The Purchase Agreement contains customary terms and conditions for an underwritten public offering, including the Company’s obligation to pay certain expenses associated with the offering. The Company has also agreed to pay an aggregate of $135,000 relating to road show expenses and fees for Feltl’s legal counsel, and to provide Feltl with a non-accountable expense allowance of approximately $136,000 ($50,000 of which has been previously paid). In addition, closing of the offering is conditioned on delivery by the Company of letters  from directors, officers, and shareholders holding an aggregate of 98.82% of the shares of Company common stock outstanding prior to the offering that state that, in the absence of prior written consent from Feltl, the person will not sell or otherwise dispose of Company common stock for 180 days following the commencement of the offering (or 360 days in the case of directors, officers, and 5% or greater shareholders). Likewise, the Purchase Agreement restricts the Company’s ability, without the prior written consent of Feltl, to sell or grant any option or warrant or engage in other transactions that may result in the actual or effective disposition by the Company or any affiliate, of any common stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire common stock, except upon the exercise or conversion of  securities outstanding on August 12, 2010 or pursuant to an equity incentive plan established by the Company, for one year following commencement of the offering.

The Purchase Agreement also contains indemnification and contribution provisions that would require each party to indemnify the other party for damages that arise out of any untrue statement or omission of a material fact in the registration statement, prospectus or other marketing materials relating to the offering, which statement or omission would cause the disclosure therein to be materially misleading and resulted from information supplied by the indemnifying party.

The foregoing disclosure is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 1.1 and is incorporated in this Report as if fully set forth herein.

Item 3.02        Unregistered Sales of Equity Securities

Upon closing of the offering on August 18, 2010, as additional underwriting compensation and in exchange for cash consideration of $50, Feltl received warrants to purchase up to an aggregate of 170,000 shares of Company common stock at an exercise price of $4.80 per share, subject to customary anti-dilution provisions.  If Feltl exercises its over-allotment option in full, the Company has agreed to issue an additional 25,500 warrants to Feltl upon the same terms. The warrants were issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and Feltl. The warrants are first exercisable on August 13, 2011 and expire on August 13, 2015.

The Warrant Agreement also provides for (i) one demand registration of the shares of common stock underlying the warrants during the five-year period ending August 13, 2015, and (ii) unlimited “piggyback” registration rights with respect to the underlying shares of common stock during the seven-year period ending August 13, 2017. The warrants also include a “cashless” exercise provision entitling Feltl to surrender a portion of the underlying common stock that has a value equal to the aggregate exercise price, in lieu of paying cash upon exercise. As required by FINRA Rule 5110(g), the warrants and the underlying shares may not be sold, transferred, assigned, pledged or hypothecated or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the warrants or the underlying shares for a one-year period ending August 13, 2011, except (i) to Feltl or to the officers or partners of Feltl, provided that any portion of the warrants or the underlying shares so transferred shall remain subject to the previously mentioned one-year restriction for the remainder of such one-year restriction period and (ii) in any sale of underlying shares in accordance with Feltl’s demand and piggyback registration rights in a firm commitment underwritten public offering of common stock that closes no earlier than February 9, 2011.

The warrants were issued to Feltl in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, since the issuance did not involve a public offering, the recipient took the securities for investment and not resale and the Company took appropriate measures to restrict transfer. The Company did not pay underwriter discounts or commissions in connection with the issuance of the warrants to Feltl. The foregoing disclosure is qualified in its entirety by reference to the Warrant Agreement, which is attached hereto as Exhibit 10.1 and is incorporated in this Report as if fully set forth herein.

Item 8.01        Other Events

On August 13, 2010, the Company issued a press release to announce pricing of its initial public offering of common stock, which is attached hereto as Exhibit 99.1. On August 18, 2010, the Company completed its initial public offering of 1,700,000 shares of Company common stock, not including shares that may be issued to Feltl pursuant to its over-allotment option, for cash consideration of $3.70 per share (net of underwriting discounts). After paying expenses associated with the offering, the Company expects to receive net proceeds of approximately $5.5 million.

Item 9.01        Financial Statements and Exhibits

(a)	Financial statements: None.
(b)	Pro forma financial information: None.
(c)	Shell company transactions: None.
(d)	Exhibits:
	1.1	Purchase Agreement dated August 12, 2010, between Feltl and Company, Inc. and Electromed, Inc.
	10.1	Warrant Agreement dated August 18, 2010, between Feltl and Company, Inc. and Electromed, Inc.
	99.1	Press release dated August 13, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electromed, Inc.
Date: August 18, 2010	By /s/ Terry M. Belford
	Name:	Terry M. Belford
	Title:	Chief Financial Officer

EXHIBIT INDEX

Electromed, Inc.

Form 8-K Current Report

Exhibit Number	Description
1.1	Purchase Agreement dated August 12, 2010, between Feltl and Company, Inc. and Electromed, Inc.
10.1	Warrant Agreement dated August 18, 2010, between Feltl and Company, Inc. and Electromed, Inc.
99.1	Press Release dated August 13, 2010